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                                                                    EXHIBIT 23.5



                        CONSENT OF BAIRD, KURTZ & DOBSON

         As independent public accountants, we hereby consent to the use of our audit report respecting the financial statements of Tri-Star Industrial Supply, Inc., at and for the years ended September 30, 1996 and 1995, included in Industrial Distribution Group, Inc.'s Amendment No. 2 to the Registration Statement on Form S-1 and to the references to our firm in such registration statement.

                                                     /s/ Baird , Kurtz & Dobson


St. Louis, Missouri
September 17, 1998